Exhibit 4.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR ASSIGNED EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

VOID AFTER 5:00 P.M. NEW YORK TIME, April 12, 2014

Certificate No. IM-3	Warrant to Purchase
50,000
Shares of Common Stock

BIOTIME, INC.
COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, Irwin Messer or registered assigns (the “Holder”), is entitled to purchase from BioTime, Inc. a California corporation (the “Company”), at a purchase price per share of Ten Dollars ($10.00)(the “Warrant Price”), the number of its Common Shares, no par value per share (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on April 12, 2014 shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a financial institution that is a participant in a recognized signature guarantee program, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 10.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company, in cash, or by certified or bank cashier’s check as provided in Section 3 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

The Warrants evidenced by this Warrant Certificate may be redeemed by the Company, at its election, at any time, if (a) a registration statement under Section 18.1 of the Warrant Agreement or a registration statement under Section 18.2 of the Warrant Agreement that includes Warrant Shares is then effective under the Securities Act of 1933, as amended, and (b) the closing price of the Common Stock on a national securities exchange, the Nasdaq Stock Market, or the OTC Bulletin Board equals or exceeds 200% of the Warrant Price for any twenty (20) consecutive trading days ending not more than twenty (20) days prior to the date of the notice given pursuant to Section 6.2 of the Warrant Agreement. From and after the date specified by the Company for redemption of the Warrants (the “Redemption Date”), the Warrants evidenced by this Warrant Certificate shall no longer be deemed outstanding and all rights of the Holder of this Warrant Certificate shall cease and terminate, except for the right of the registered Holder to receive payment of the redemption price of one cent ($0.01) per Warrant Share upon presentation and surrender of this Warrant Certificate. The Redemption Date shall abate, and the notice of redemption shall be of no effect, if the closing price or average bid price of the Common Stock, as applicable under Section 6.1 of the Warrant Agreement, does not equal or exceed 120% of the Warrant Price on the Redemption Date and the five trading days immediately preceding the Redemption Date, but the Company shall have the right to redeem the Warrants at a future date if the conditions set forth in Section 6.1 of the Warrant Agreement are subsequently met and a new notice setting a new Redemption Date is sent to Warrant holders.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April 13, 2010 between the Company and Irwin Messer, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company. In the event that pursuant to Section 14 of the Warrant Agreement a warrant agent is appointed and a new warrant agreement entered into between the Company and such warrant agent, then such new warrant agreement shall constitute the Warrant Agreement for purposes hereof and this Warrant Certificate shall be deemed to have been issued pursuant to such new warrant agreement.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed) and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

DATED: April 13, 2010

BIOTIME, INC.

By:________________________

Title: ______________________

Attest:____________________

PURCHASE FORM

(To be executed upon exercise of Warrant)

To BioTime, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company, cash, a certified check, or bank cashier’s check in the amount of $______________.

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

____________________________________
(Please Print Name)

____________________________________
(Please Print Address)

____________________________________
(Social Security Number or
Other Taxpayer Identification Number)

____________________________________
 (Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns, and transfers unto _______________ the within Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________	________________________________
(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.